ACKNOWLEDGEMENT OF INFITECH VENTURES INC.

Infitech Ventures Inc. (the “Company”), hereby acknowledges that:

•	the Company is responsible for the adequacy and accuracy of the disclosures made in its Registration Statement on Form 10-SB;

•
United States Securities and Exchange Commission (the “Commission”) staff comments or changes to our disclosure made in response to Commission staff comments do not foreclose the Commission from taking any action with respect to the filing of the Company’s Registration Statement on Form 10-SB; and

•	the Company may not assert Commission staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Dated the 24th day of March, 2005.

INFITECH VENTURES INC.

Per:	/s/ Paul G. Daly
Paul G. Daly
President, Secretary and Treasurer